Exhibit 99.1

Birner Dental Management Services, Inc. Announces Results For 1Q 2016

DENVER, May 13, 2016 /PRNewswire/ -- Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), business services provider of PERFECT TEETH® dental practices, announced results for the quarter ended March 31, 2016. For the quarter ended March 31, 2016, revenue decreased $156,000, or 0.9%, to $16.4 million. The Company's earnings before interest, taxes, depreciation, amortization, and stock-based compensation expense ("Adjusted EBITDA") decreased $195,000, or 16.3%, to $1.0 million. Net loss for the quarter ended March 31, 2016 increased $54,000 to $(100,000) compared to $(46,000) for the quarter ended March 31, 2015. Loss per share increased to $(0.05) for the quarter ended March 31, 2016 compared to $(0.02) for the quarter ended March 31, 2015.

Significantly contributing to the decrease in Adjusted EBITDA during the quarter ended March 31, 2016 was negative Adjusted EBITDA from the Company's two most recently opened de novo offices. The Company's de novo offices typically take a period of time after opening before they generate positive Adjusted EBITDA. These two offices had negative Adjusted EBITDA of $210,000 for the quarter ended March 31, 2016. Aggregate Adjusted EBITDA of the six de novo offices opened since the fourth quarter of 2012 and prior to the two most recently opened de novo offices referred to above improved from $(111,000) in the quarter ended March 31, 2015 to $(52,000) in the quarter ended March 31, 2016, with three of these six de novo offices contributing positive Adjusted EBITDA.

Since the beginning of the fourth quarter of 2012, the Company has opened eight de novo offices: in Tucson, Arizona and in Erie, Colorado in the fourth quarter of 2012; in Loveland, Colorado in July 2013; in Monument, Colorado in December 2013; in Fort Collins, Colorado in May 2014; in Scottsdale, Arizona in October 2014; in Albuquerque, New Mexico in September 2015; and in Commerce City, Colorado in January 2016. As previously announced, the Company does not intend to open any additional de novo offices for the balance of the year. Instead, the Company will focus on gaining profitability in its most recently opened offices and its existing facilities, filling excess capacity in its offices, and paying down bank debt. The Company's objective is to strengthen its operating performance such that it can resume paying dividends and otherwise enhance shareholder value.

During the quarter ended March 31, 2016, the Company paid approximately $409,000 in dividends to its shareholders, had capital expenditures of $246,000 and increased total bank debt outstanding by approximately $910,000. On March 29, 2016, the Company entered into a new credit facility with Guaranty Bank and Trust Company, borrowings under which were used to repay the indebtedness under and terminate a prior credit facility that had a principal balance of $10.6 million. Partially contributing to the increased bank debt was a requirement that the Company temporarily have debt outstanding at the bank under the prior credit facility pending the payment of outstanding checks.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. The Company currently manages 69 dental offices, of which 36 were acquired and 33 were de novo developments. As of March 31, 2016, the Company had 112 dentists. The Company operates its dental offices under the PERFECT TEETH® name.

The Company previously announced it would conduct a conference call to review results for the quarter ended March 31, 2016 on Friday, May 13, 2016 at 9:00 a.m. MT. In addition to current operating results, the teleconference may include discussion of management's expectations of future financial and operating results. To participate in this conference call, dial in to 1-888-287-5563 and refer to Confirmation Code 3420128 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on May 13, 2016, the rebroadcast number is 1-888-203-1112 with the pass code of 3420128. This rebroadcast will be available through May 27, 2016.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. Please see below for more information regarding Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net loss.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company's prospects and performance in future periods, including the amount of bank debt, performance of de novo offices and the payment of dividends. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2015. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Quarters Ended
	March 31,
	2015		2016
REVENUE:
Dental practice revenue	$ 15,388,974		$ 15,366,543
Capitation revenue	1,198,550		1,064,690
	16,587,524		16,431,233

DIRECT EXPENSES:
Clinical salaries and benefits	9,944,817		9,870,950
Dental supplies	745,484		725,273
Laboratory fees	810,377		871,615
Occupancy	1,474,673		1,566,805
Advertising and marketing	160,887		158,870
Depreciation and amortization	1,109,871		1,020,091
General and administrative	1,257,765		1,403,210
	15,503,874		15,616,814

Contribution from dental offices	1,083,650		814,419

CORPORATE EXPENSES:
General and administrative	1,075,005	(1)	876,906	(1)
Depreciation and amortization	55,335		62,799

OPERATING LOSS	(46,690)		(125,286)
Interest expense, net	28,516		39,322

LOSS BEFORE INCOME TAXES	(75,206)		(164,608)
Income tax benefit	(29,330)		(64,198)

NET LOSS	$ (45,876)		$ (100,410)

Net loss per share of Common Stock - Basic	$ (0.02)		$ (0.05)

Net loss per share of Common Stock - Diluted	$ (0.02)		$ (0.05)

Cash dividends per share of Common Stock	$ 0.22		$ -

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	1,859,689		1,860,482

Diluted	1,859,689		1,860,482

(1)	Corporate expenses - general and administrative includes $80,773 and $46,707 of stock-based compensation expense pursuant to ASC Topic 718 for the quarters ended March 31, 2015 and 2016, respectively.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
	December 31,	March 31,
ASSETS	2015	2016
CURRENT ASSETS:
Cash	$ 258,801	$ 525,598
Accounts receivable, net of allowance for doubtful accounts of approximately $390,000 and $390,000, respectively	3,043,655	3,482,873
Note receivable	34,195	34,195
Deferred tax asset	275,907	287,875
Income tax receivable	73,878	-
Prepaid expenses and other assets	575,770	799,862

Total current assets	4,262,206	5,130,403

PROPERTY AND EQUIPMENT, net	9,808,014	9,182,513

OTHER NONCURRENT ASSETS:
Intangible assets, net	7,565,648	7,354,507
Deferred charges and other assets	155,741	155,741
Note receivable	55,002	47,755

Total assets	$ 21,846,611	$ 21,870,919

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 2,920,998	$ 2,246,412
Accrued expenses	1,547,915	980,154
Accrued payroll and related expenses	2,330,398	2,703,232
Income taxes payable	-	150,709
Current maturities of long-term debt	1,500,000	2,000,000

Total current liabilities	8,299,311	8,080,507

LONG-TERM LIABILITIES:
Deferred tax liability, net	2,242,800	2,050,984
Long-term debt	8,707,578	9,117,598
Other long-term obligations	949,554	1,037,025

Total liabilities	20,199,243	20,286,114

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares authorized; 1,861,106 and 1,860,261 shares issued and outstanding, respectively	1,446,182	1,484,029
Retained earnings	201,186	100,776

Total shareholders' equity	1,647,368	1,584,805

Total liabilities and shareholders' equity	$ 21,846,611	$ 21,870,919

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements, and the Company uses Adjusted EBITDA for this purpose. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net loss can be made by adding depreciation and amortization expense - offices, depreciation and amortization expense – Corporate, stock-based compensation expense, interest expense, net and income tax benefit to net loss as in the table below.

	Quarters
	Ended March 31,
	2015	2016
RECONCILIATION OF EBITDA:
Net loss	($45,876)	($100,410)
Add back:
Depreciation and amortization - Offices	1,109,871	1,020,091
Depreciation and amortization - Corporate	55,335	62,799
Stock-based compensation expense	80,773	46,707
Interest expense, net	28,516	39,323
Income tax benefit	(29,330)	(64,198)

Adjusted EBITDA	$1,199,289	$1,004,312